EXHIBIT 10(vii)

extension to assignment agreement

THIS AGREEMENT (the “Agreement”) is dated effective November 29, 2009 by and between Montana Mining Corp., a Nevada corporation, (“Montana”) and Dobhai Ventures Inc., a British Columbia corporation (“Dobhai”). Produced Water Solutions Inc. (“PWS”), Canadian Prestige Ltd. (“Canadian Prestige”) and Maple Leaf Development Corp. (together with Canadian Prestige, the “PWS Shareholders”) are also executing this Agreement for the purpose of providing a consent pursuant to the Share Purchase Agreement (defined below).

WHEREAS:

(A)

Montana and Dobhai entered into an assignment agreement dated August 26, 2009 (the “Assignment”), whereby Montana assigned to Dobhai all of Montana’s rights, title and interest in a share purchase agreement between Montana, PWS and the PWS Shareholders dated as of November 20, 2008, as amended February 2, 2009, July 10, 2009 and July 22, 2009 (the “Share Purchase Agreement”), and PWS and the PWS Shareholders consented to the Assignment;

(B)	Pursuant to its terms, the Assignment remained effective until November 30, 2009 or as agreed by the parties;

(C)

The parties to the Assignment originally contemplated that Dobhai would complete its acquisition of PWS (the “Acquisition”) prior to November 30, 2009, but Dobhai has not completed the Acquisition, and so the parties have agreed to extend the term of the Assignment as set out herein.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

1.	The Assignment is hereby amended to extend the term of the Assignment for a period of four months so that the Assignment will expire on March 31, 2010.

2.	All other provisions of the Assignment remain in effect, unamended.

3.	This Agreement has been made in the province of British Columbia and will be construed and interpreted according to the laws of British Columbia and the laws of Canada in force therein.

4.	Time will be of the essence in this Agreement.

5.	This Agreement may be executed in any number of counterparts with the same effect as if every party to this Agreement had signed the same document, and all counterparts will be construed together and will constitute one and the same instrument.

6.

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IN WITNESS WHEREOF the parties hereto have executed this Extension Agreement on the day and year first above written.

MONTANA MINING CORP. Per: /s/ Ruairidh Campbell	DOBHAI VENTURES INC. Per: /s/ Wayne Smith

Consenting to this Agreement for the purposes of the Share Purchase Agreement:

PRODUCED WATER SOLUTIONS INC.

Per:     /s/ Al Radford

CANADIAN PRESTIGE LTD. Per: /s/ Al Radford

MAPLE LEAF DEVELOPMENT CORP.

Per:     /s/ Ken Weenink

Per:     /s/ Brian Gossen

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